UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 17, 2006
Gladstone Investment Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-00704 (Commission File Number)	83-0423116 (IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200 McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)
Registrant’s telephone number, including area code: (703) 287-5800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On March 17, 2006, Gladstone Investment Corporation invested approximately $34.1 million in Chase II Holdings and its subsidiaries through the purchase of common and preferred equity securities, senior notes and subordinated notes. Chase II Holdings is the parent company of Chase Industries, Inc., a leading designer, manufacturer, and marketer of impact traffic doors and sliding door systems in North America, serving over 4,000 retail, commercial, and industrial customers in the United States, Canada, Mexico, and selected international markets.
The investment is comprised of approximately $7.0 million in preferred and common stock of Chase II Holdings, $20.9 million of senior notes of Chase II Holdings and its subsidiaries and $6.2 million of subordinated notes of such parties. Gladstone Investment Corporation financed the investment using proceeds from its initial public offering in June 2005.
Item 9.01 Financial Statements and Exhibits
     (a) Not applicable.
     (b) Not applicable.
     (c) Not applicable
     (d) Not applicable
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Investment Corporation (Registrant)
March 21, 2006	By:	/s/ Harry Brill
(Harry Brill, Chief Financial Officer)